UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2022

IG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39579	85-2096362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 Park Ave. South, 8th Floor New York, NY 10010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 765-5588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	IGACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	IGAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	IGACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2022, IG Acquisition Corp., a Delaware corporation (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $608,601.12 to IG Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to loan to the Company up to $608,601.12 in connection with the extension of the Company’s termination date from October 5, 2022 to April 5, 2023 (or such earlier date as determined by the board of directors of the Company (the “Board”).

The Company will deposit $101,433.52 into the Trust Account in connection with the first drawdown under the Note as well as $101,433.52 into the Trust Account for each calendar month (commencing on November 6, 2022 and ending on the 5th day of each subsequent month), or portion thereof, that is needed by the Company to complete an initial business combination (the “Initial Business Combination”), and such amounts will be distributed either to: (i) all of the holders of shares of Class A common stock (the “Public Shares”) upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination.

The Note bears no interest and is repayable in full upon the date of the consummation of the Initial Business Combination.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2022, the Company held a special meeting in lieu of the 2022 annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its Initial Business Combination from October 5, 2022 to April 5, 2023 (or such earlier date as determined by the Board). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on September 29, 2022.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 27,500,842 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of August 25, 2022, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s stockholders voted on the following proposals, each of which was approved:

(1) The Extension Amendment Proposal — a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from October 5, 2022 to April 5, 2023 (or such earlier date as determined by the Board). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
26,894,364	488,552	117,926	0

(2) The Director Election Proposal — to elect two persons as Class I directors (to serve until 2025 or until a successor is elected and qualified or their earlier resignation or removal). The following is a tabulation of the votes with respect to the election of directors, each of whom was elected by the Company’s stockholders:

Name	For	Withhold	Broker Non-Votes
Catharine Dockery	24,687,276	2,813,566	0
Peter Ward	24,683,903	2,816,939	0

In connection with the Meeting, stockholders holding 27,464,162 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $275.7 million (approximately $10.04 per Public Share) will be removed from the Trust Account to pay such holders and approximately $25.5 million will remain in the Trust Account. Following redemptions, the Company will have 2,535,838 Public Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note issued to IG Sponsor LLC, dated September 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IG ACQUISITION CORP.

By:	/s/ Christian Goode
	Name:	Christian Goode
	Title:	Chief Executive Officer

Dated: September 30, 2022

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